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EXHIBIT 99.01 - FINAL DECREE OF BANKRUPTCY COURT

                         UNITED STATES BANKRUPTCY COURT
                         MIDDLE DISTRICT OF FLORIDA
                         TAMPA DIVISION

In re:                   Chapter 11 Case          [STAMP] Filed
                         Case No. 97-15827-8P1    July 13, 1999
       DATA 1, Inc.                               Clerk U.S. Bankruptcy Court
                                                  Tampa, FL
                                                  RECEIVED July 14 1999
Debtor(s)/
                         FINAL DECREE

THIS CAUSE came on for consideration, upon the Court's own motion for the purpose of considering the entry of a Final Decree in the above-captioned reorganization proceeding. The Court considered the record and finds that the Plan of Reorganization heretofore submitted by the above-named Debtor(s) has been accepted by the requisite majority of creditors in number and amount; that said Plan was duly confirmed by this Court; that the terms of the Plan relating to payment to creditors who are entitled to said payment pursuant to the said confirmed Plan have been complied with; and that the Plan did not require the Court to retain jurisdiction until the full consummation of the Plan. Accordingly, it is

ORDERED, ADJUDGED AND DECREED that, except as otherwise provided for in the Plan or Order Confirming the Plan, the confirmation of the Plan vests all of the property of the estate in the Debtor(s), free and clear of all claims and interests of creditors, of equity security holder and general partners. It is further

ORDERED, ADJUDGED AND DECREED that, except as otherwise provided for in the Plan or Order confirming Plan and in Section 1141(d)(2)(3) of the Bankruptcy Code, the above-named Debtor(s) is/are released from all dischargeable debts. It is further

ORDERED, ADJUDGED AND DECREED that the Creditors' Committee be and hereby is discharged from any further duties. It is further

ORDERED, ADJUDGED AND DECREED that this case be and hereby is closed.

DONE AND ORDERED at Tampa, Florida on July 13, 1999.

/S/ Alexander L. Paskay
Chief Bankruptcy Judge

c:
Debtor(s): DATA 1, INC.;, 1748 INDEPENDENCE BLVD., #D1, SARASOTA, FL 34234 Attorney for Debtor(s): CAMILLE J. JURILLO, RIDEN EARLE & KIEFNER, P.A. 100 SECOND AVE., S., No. Tower #400, ST. PETERSBURG, FL 33701
Assistant United States Trustee: TIMBERLAKE ANNEX, SUITE 1200, 501 E. Polk Street, Tampa, FL 33602
L.B.R. 1007-2 Parties in Interest

I CERTIFY THAT THIS ORDER WAS SERVED BY U.S. MAIL TO CAMILLE JURILLO, ESQ. ATTORNEY FOR DEBTOR, FOR SERVICE TO BE EFFECTED UPON THE PARTIES LISTED ON 7/13/99 (DATE) By Deputy Clerk [Pat S]